EXHIBIT 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints jointly and severally, Stan A. Askren, Kurt A. Tjaden and Steven M. Bradford, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, pursuant to the Securities Act of 1933, a registration statement on Form S-8 concerning certain shares of common stock, par value $1.00, of HNI Corporation, an Iowa corporation (the "Corporation"), and any and all amendments (including post-effective amendments) or supplements to such registration statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/ Mary H. Bell Mary H. Bell	Director	August 24, 2015
/s/ Miguel M. Calado Miguel M. Calado	Director	August 24, 2015
/s/ Cheryl A. Francis Cheryl A. Francis	Director	August 24, 2015
/s/ James R. Jenkins James R. Jenkins	Director	August 24, 2015
/s/ Dennis J. Martin Dennis J. Martin	Director	August 24, 2015
/s/ Larry B. Porcellato Larry B. Porcellato	Director	August 24, 2015
/s/ Abbie J. Smith Abbie J. Smith	Lead Director	August 24, 2015
/s/ Brian E. Stern Brian E. Stern	Director	August 24, 2015
/s/ Ronald V. Waters, III Ronald V. Waters, III	Director	August 6, 2013